UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2007

INTERNATIONAL SPEEDWAY CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Florida	0-2384	59-0709342
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 West International Speedway Boulevard, Daytona Beach, Florida	32114
(Address of Principal Executive Offices)	(Zip Code)

(386) 254-2700

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD
           Item 7.01 Regulation FD Disclosure
Section 8 - Other Items
          Item 8.01 Other Items

On December 12, 2007, the Company announced that Susan G. Schandel, ISC Senior Vice President, Chief Financial Officer and Treasurer, had accepted an employment position at NASCAR  The Company has promoted Daniel W. Houser, ISC Vice President, Controller, Chief Accounting Officer and Assistant Treasurer, to the role of Vice President, Chief Financial Officer and Treasurer.  Both changes are effective February 1, 2008.

Mr. Houser has played an integral role in ISC’s growth during the past 14 years, including acquisitions and development projects that have grown the Company from a regional to national footprint, resulting in approximately $800 million in revenues in 2006.  As well, he has been instrumental in ISC securing the equity and debt financing necessary for this growth.

Mr. Houser joined ISC in 1993 as Division Controller for ISC’s wholly-owned subsidiary, Americrown Service Corporation.  He assumed the position of Assistant Controller for International Speedway Corporation in 1994, and was promoted to Controller and Chief Accounting Officer in 1996 and Vice President in 2005.  In his current role as Chief Accounting Officer, Mr. Houser is responsible for oversight of ISC’s accounting, financial related internal controls and tax functions, including budgeting, forecasting, information included in ISC’s SEC and IRS filings and compliance with the Sarbanes-Oxley Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL SPEEDWAY CORPORATION
(Registrant)

Date: December 12, 2007	By:	/s/ Glenn R. Padgett
Glenn R. Padgett
Vice President, Chief Counsel - Operations